Exhibit 99.1

NEWS RELEASE

Westell Announces Listing Transfer to NASDAQ Capital Market
Company Granted 180-Day Grace Period to Regain NASDAQ Compliance

AURORA, IL, January 3, 2017 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, today announced that it received approval from the NASDAQ Stock Market to transfer the listing of the Company's Class A Common Stock to the NASDAQ Capital Market from the NASDAQ Global Select Market. In addition, NASDAQ approved an additional 180-day grace period to regain compliance with NASDAQ’s minimum bid requirement.

The Company’s securities began trading on the NASDAQ Capital Market effective at the start of trading on Wednesday, December 28, 2016, under the Company’s symbol “WSTL.” The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as the NASDAQ Global Select Market and listed companies must meet certain financial and corporate governance requirements to qualify for listing on the NASDAQ Capital Market.

In addition, NASDAQ granted the Company an additional 180-day grace period to regain compliance with NASDAQ’s minimum bid price requirement. As previously disclosed, the Company was notified by NASDAQ on July 1, 2016, that it no longer satisfied the minimum bid price requirement for continued listing. The Company has until June 26, 2017, to demonstrate compliance with the minimum bid price requirement for continued listing.

About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks, where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-Kt for the fiscal year ended March 31, 2016, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Twitter - Company: @Westell_Tech
StockTwits: Westell_IR

For additional information, contact:

Westell Investor Relations Contact Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com

Westell Media Contact
Tom Scottino
Manager, Corporate Communications
Westell Technologies
+1 (630) 375 4212
tscottino@westell.com